EXHIBIT 10.1

STOCK SETTLED

 STOCK APPRECIATION RIGHTS

AGREEMENT

UNDER THE

DIAMONDROCK HOSPITALITY COMPANY

2004 STOCK OPTION AND INCENTIVE PLAN

Name of Holder:

No. of Stock Appreciation Rights:

Exercise Price per Share:

Grant Date:

Expiration Date:

Pursuant to the DiamondRock Hospitality Company Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, DiamondRock Hospitality Company (the “Company”) hereby grants to the Holder named above the stock-settled stock appreciation rights (each, a “SAR”) set forth above.  Each SAR entitles the Holder to the difference, if positive, between (i) the value of a share of Common Stock, par value $0.01 per share (the “Stock”) of the Company on the date of that the Holder elects to exercise the SAR and (ii) the Exercise Price Per Share, set forth above, subject to the terms and conditions set forth herein and in the Plan.

1.     Vesting Schedule. No portion of this SAR may be exercised until such portion shall have become vested. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, the following number of SARs shall be vested on the dates indicated:

Number of SARs that are Vested	Vesting Date

Once vested, a SAR shall continue to be exercisable at all times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.     Manner of Exercise.

(a)   The Holder may exercise this SAR only in the following manner: from time to time on or prior to the Expiration Date of this SAR, the Holder may give written notice (“Exercise Notice”) to the Administrator of his or her election to exercise some or all of the SAR that is vested at the time of such Exercise Notice. The Exercise Notice shall specify the number of SARs being exercised at that time.

Upon exercise of a SAR, the Holder shall receive such number of shares of Stock equal to the difference, if positive, between (i) the value of a share of Stock at the time that the Holder elects to exercise the SAR and (ii) the Exercise Price Per Share.  The value of the Stock shall be the price of the Stock on the New York Stock Exchange as of the time of the delivery of the Exercise Notice.

(b)   Certificates for the shares of Stock to be delivered upon exercise of this SAR shall be issued and delivered to the Holder upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Holder. The Holder shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this SAR unless and until this SAR shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Holder, and the Holder’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Holder shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)   The minimum number of shares with respect to which this SAR may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this SAR is being exercised is the total number of shares subject to exercise under this SAR at the time.

(d)   Notwithstanding any other provision hereof or of the Plan, no portion of this SAR shall be exercisable after the Expiration Date hereof.

3.     Termination of Employment. If the Holder’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the SAR may be subject to earlier termination as set forth below.

(a)   Termination Due to Death. If the Holder’s employment terminates by reason of death, any SAR held by the Holder shall become fully vested and may thereafter be exercised by the Holder’s legal representative or legatee until the Expiration Date.

(b)   Termination Due to Disability. If the Holder’s employment terminates by reason of disability (as determined by the Administrator), any SAR held by the Holder shall become fully exercisable and may thereafter be exercised by the Holder until the Expiration Date.

(c)   Termination Due to Retirement. Upon a Retirement, as defined in the Severance Agreement dated March 9, 2007, between the Holder and the Company (the “Severance Agreement”), all of the SARs held by the Holder shall continue to vest on the schedule set forth in Section 1 hereof and may thereafter be exercised by the Holder until the Expiration Date.

(d)   Termination without Cause or Resignation for Good Reason.

(i) If following a “Change in Control”, the Holder is terminated without “Cause” or if he or she resigns for “Good Reason” (as such terms are defined in the Severance Agreement), all of the SARs held by the Holder shall continue to vest on the schedule set forth in Section 1 hereof and may thereafter be exercised by the Holder until the earlier of (i) the Expiration Date or (ii) the fifth anniversary of such vesting.

(ii) If there has not been a Change in Control within, and the Holder is terminated without “Cause” or if he or she resigns for “Good Reason”, then the Board of Directors could, in its sole discretion, determine whether unvested SARs and DERs would continue to vest and the amount of time that the officer would have to exercise any vested SARs and DERs after such vesting, if any. If the Board of Directors, in its sole discretion, does not decide to extend the vesting or exercise period of any SARs or DERs within 45 days of such termination or resignation, any SAR held by the Holder may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any SAR that is not exercisable at such time shall terminate immediately and be of no further force or effect.

(e)   Voluntary Resignation (without Good Reason) If the Holder voluntarily resigns his or her employment other than for Good Reason, the Holder will have a period of three months from the date of termination or until the Expiration Date, if earlier to exercise the SAR. Any SAR that is not exercisable at such time shall terminate immediately and be of no further force or effect.

(f)   Termination for Cause. If the Holder’s employment terminates for Cause (as defined in the Severance Agreement), any SAR held by the Holder shall terminate immediately and be of no further force and effect.

(g)   Other Termination. If the Holder’s employment terminates for any reason other than set forth above in sub-paragraphs (a) through (e), and unless otherwise determined by the Administrator, any SAR held by the Holder may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any SAR that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Holder’s employment shall be conclusive and binding on the Holder and his or her representatives or legatees.

4.     Incorporation of Plan. Notwithstanding anything herein to the contrary, this SAR shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.     Transferability. This Agreement is personal to the Holder, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This SAR is exercisable, during the Holder’s lifetime, only by the Holder, and thereafter, only by the Holder’s legal representative or legatee.

6.     Tax Withholding. The Holder shall, not later than the date as of which the exercise of this SAR becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Holder may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7.     Change in Control. Upon a Change in Control, as such term is defined in the Severance Agreement, notwithstanding paragraph 1 hereof, all of the SARs will immediately vest unless the awards are assumed, converted, or replaced by the continuing entity.

8.     Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Holder at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This SAR does not confer upon the Holder any rights with respect to continuance of employment by the Company or any Subsidiary.

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Holder’s Signature
Holder’s name and address: